Exhibit 99.1

SunHydrogen Announces $9.0 Million Registered Direct Offering

SANTA BARBARA, CA, Dec. 01, 2020 (GLOBE NEWSWIRE) -- SunHydrogen, Inc. (OTC: HYSR), the developer of a breakthrough technology to produce renewable hydrogen using sunlight and water, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 120,000,000 shares of its common stock and short-term warrants to purchase an aggregate of up to 120,000,000 shares of common stock, in a registered direct offering. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock is $0.075. The warrants have an exercise price of $0.075 per share, will be immediately exercisable and will expire 30 months from the issue date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering. The gross proceeds from the registered direct offering are expected to be $9.0 million. The Company intends to use the net proceeds primarily to accelerate the development of its breakthrough nanoparticle hydrogen generation technology, as well as for working capital and general corporate purposes. The registered direct offering is expected to close on or about December 3, 2020, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a "shelf" registration statement (File No. 333-239632) filed with the Securities and Exchange Commission (SEC) on July 2, 2020 and declared effective on July 8, 2020. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by email: placements@hcwco.com or by telephone: (646) 975-6996.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About SunHydrogen, Inc.

SunHydrogen is developing a breakthrough, low cost technology to make renewable hydrogen using sunlight and any source of water, including seawater and wastewater. Unlike hydrocarbon fuels, such as oil, coal and natural gas, where carbon dioxide and other contaminants are released into the atmosphere when used, hydrogen fuel usage produces pure water as the only byproduct. By optimizing the science of water electrolysis at the nano-level, our low-cost nanoparticles mimic photosynthesis to efficiently use sunlight to separate hydrogen from water, to produce environmentally friendly renewable hydrogen. Using our low-cost method to produce renewable hydrogen, we intend to enable a world of distributed hydrogen production for renewable electricity and hydrogen fuel cell vehicles. To learn more about SunHydrogen, please visit our website at www.SunHydrogen.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These statements include, without limitation, statements related to our ability to close the registered direct offering and the gross proceeds from the offering and the use of proceeds. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: market and other conditions, the impact of economic, competitive and other factors affecting the Company and its operations, and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.

Press Contact:
Info@SunHydrogen.com